  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1997


                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  SPR INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                              36-3932665
---------------------------------------  ---------------------------------------
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


2015 Spring Road, Suite 750, Oak Brook, Illinois         60523-1874
------------------------------------------------  ---------------------------
    (Address of principal executive offices)             (zip code)

                             AMENDED AND RESTATED

        SPR INC. COMBINED INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
                                      AND
                    SPR INC. EMPLOYEE STOCK PURCHASE PLAN
              -------------------------------------------------
                           (Full Titles of the Plans)

                               Robert M. Figliulo
               Chairman of the Board and Chief Executive Officer
                                    SPR Inc.
                                2015 Spring Road
                            Oak Brook, IL 60523-1874
                                 (630) 990-2040
                                 --------------
           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE


                                Proposed     Proposed
                                Maximum      Maximum
Title of                        Offering     Aggregate      Amount of
Securities to   Amount to be    Price Per    Offering     Registration
be Registered   Registered(1)   Share (2)    Price (2)         Fee
------------------------------------------------------------------------
Common Stock,
par value $.01
per share       1,544,252       $14.3125     $22,102,107  $6521.00
------------------------------------------------------------------------


(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on December 29, 1997.

================================================================================

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this Registration Statement:

     (1) The registrant's Registration Statement on Form S-1 (Registration No. 333-32735), as amended (the "Registration Statement"), which has heretofore been filed with the Commission pursuant to the Securities Act of 1933, as amended (the "Act").

     (2) The registrant's 424(b) prospectus relating to the Registration Statement filed with the Commission pursuant to the Act.

     (3) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     (4) The registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 30, 1997.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference into this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be offered are registered under Section 12(g) of the 1934 Act.


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


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the registrant by Wildman, Harrold, Allen & Dixon, Chicago, Illinois. Donald E. Figliulo, a partner of Wildman, Harrold, Allen & Dixon, is the owner of approximately one percent of the registrant's issued and outstanding Common Stock, and is the brother of Robert M. Figliulo, the registrant's Chairman of the Board and Chief Executive Officer, and of David A. Figliulo, the registrant's Executive Vice President and a Director.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The registrant, being incorporated under the General Corporation Law of the State of Delaware (the "DGCL"), is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The registrant's Certificate of Incorporation and By-Laws contain provisions which require the registrant to indemnify its directors and officers to the fullest extent permitted by the DGCL.

     The registrant's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the registrant to the registrant and its stockholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for (i) breaches of the duty of loyalty, (ii) actions or omissions not in good faith or which involve knowing violations of law or intentional misconduct, (iii) willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or (iv) for any transaction from which the director derived any improper personal benefit.

     The registrant maintains directors and officers liability insurance covering all directors and officers of the registrant against claims arising out of the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

      Reference is made to the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

      The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering;

     (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the

     Commission such indemnification is against public policy as expressed in the Act and is thus unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   **********

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Oak Brook, State of Illinois, on the 22nd day of December, 1997.

                         SPR INC.




                         By:  /s/ Robert M. Figliulo
                              -------------------------
                              Robert M. Figliulo
                              Chairman of the Board and
                              Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of SPR Inc., hereby severally constitute Robert M. Figliulo and Stephen J. Tober, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable SPR Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of December, 1997.


SIGNATURE                        TITLE
---------                        -------

/s/ Robert M. Figliulo           Chairman of the Board of Directors and Chief
----------------------
Robert M. Figliulo               Executive Officer (Principal Executive Officer)

/s/ David A. Figliulo            Executive Vice President and Director
---------------------
David A. Figliulo

/s/ Stephen J. Tober             Executive Vice President--Finance and Business
--------------------
Stephen J. Tober                 Development (Principal Financial Officer)



                                     -6-



/s/ Stephen T. Gambill           Chief Financial Officer (Principal Accounting
----------------------
Stephen T. Gambill               Officer)

/s/ Michael J. Fletcher          Executive Vice President, General
-----------------------
Michael J. Fletcher              Manager--Tulsa and Director

/s/ David P. Yeager              Director
-------------------
David P. Yeager

/s/ Ronald L. Taylor             Director
--------------------
Ronald L. Taylor

/s/ Sydnor W. Thrift, Jr.        Director
-------------------------
Sydnor W. Thrift, Jr.

                                EXHIBIT INDEX

Exhibit Number     Description

      4.1 Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form
                   S-1 (File No. 333-32735)).

      4.1.1        Certificate of Amendment to Certificate of Incorporation
                   (Incorporated by reference to Exhibit 3.1.1 to Registrant's
                   Registration Statement on Form S-1 (File No. 333-32735)).

      4.2          By-Laws (Incorporated by reference to Exhibit 3.2 to
                   Registrant's Registration Statement on Form S-1 (File No.
                   333-32735)).

      5.1*         Opinion of Wildman, Harrold, Allen & Dixon.

      23.1*        Consent of Arthur Andersen L.L.P.

      23.2*        Consent of Wildman, Harrold, Allen & Dixon (included in Exhibit 5.1)

      24.1*        Power of Attorney (included on signature page).


* Filed herewith.


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